As filed with the Securities and Exchange Commission on April 14, 2008

Registration No. 333-144684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective
Amendment No. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RODMAN & RENSHAW CAPITAL GROUP, INC.
f/k/a
ENTHRUST FINANCIAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	6211	84-1374481
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Rodman & Renshaw Capital Group, Inc.
1270 Avenue of the Americas
New York, New York 10020
(212) 356-0500
(212) 356-0536 Facsimile
(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

Michael Lacovara
Chief Executive Officer
Rodman & Renshaw Capital Group, Inc.
1270 Avenue of the Americas
New York, New York 10020
(212) 356-0500
(212) 356-0536 Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Kenneth S. Rose, Esq. Joel J. Goldschmidt, Esq. Morse, Zelnick, Rose & Lander, LLP 405 Park Avenue, Suite 1401 New York, New York 10022 (212) 838-5030 (212) 838-9190 Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

(cover continued on next page)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to de-register 9,525,699 shares included in the Registration Statement. The shares being de-registered include: (i) 1,200,000 shares covered by the underwriter’s over-allotment option, which was never exercised; and (ii) 7,325,699 shares to be sold by selling stockholders, including 1,355,600 issuable upon exercise of warrants held by such selling stockholders. The selling stockholder shares were covered by a separate selling stockholder prospectus and, as of the date of the filing of this Post-Effective Amendment No. 1, none of those shares have been sold. The selling stockholder shares are now registered pursuant to a separate registration statement filed on Form S-3, which was declared effective on April 11, 2008.

SIGNATURES

In accordance with the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Post-Effective Amendment No. 1 to the Registration Statement designated SEC File No. 333-144684 to be signed on its behalf by the undersigned, in the City of New York, State of New York on April 11, 2008.

In accordance with the requirements of the Securities Act, as amended, the following persons have signed this Registration Statement in the capacities indicated on the date set forth above.

RODMAN & RENSHAW CAPITAL GROUP, INC.

By:	/s/ Edward Rubin Edward Rubin President
Signature		Title

* Michael Lacovara		Chief Executive Officer (Principal Executive Officer) and Director

/s/ David Horin David Horin		Chief Financial Officer (Principal Accounting Officer)
* Wesley K. Clark		Chairman
* Michael Vasinkevich		Vice Chairman
/s/ EDWARD RUBIN Edward Rubin		President and Director
* John J. Borer III		Director
* Sam Dryden		Director
* Richard Cohen		Director
*By:	/s/ EDWARD RUBIN Edward Rubin, Attorney-in-fact

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